UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

NRG Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	41-1724239
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1301 McKinney Street
Houston, Texas 77010
(713) 537-3000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

NRG Energy, Inc. 2026 Long-Term Incentive Plan

(Full title of the plan)

Christine A. Zoino, Esq.
Senior Vice President, Deputy General Counsel and Corporate Secretary
NRG Energy, Inc.
1301 McKinney Street
Houston, Texas 77010
(713) 537-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Thomas W. Christopher, Esq.

Erica Hogan, Esq.
White & Case LLP
1221 Avenue of the Americas
New York, NY 10020
Tel: (212) 819-8200

This registration statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933, as amended.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is filed by NRG Energy, Inc. (the “Registrant”) to register 5,000,000 shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), issuable under the NRG Energy, Inc. 2026 Long-Term Incentive Plan (the “Plan”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be delivered to employees, officers, directors or other participants of the Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”) and the Note to Part I of Form S-8. In accordance with the instructions of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC are incorporated by reference into this Registration Statement:

1.	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 24, 2026.

2.	The Registrant’s Current Reports on Form 8-K filed with the SEC on January 2, 2026, January 7, 2026 (except for items furnished under Item 7.01), January 30, 2026 (except for items furnished under Item 7.01), February 2, 2026 (the second filing, which has been superseded by Form 8-K dated March 2, 2026), February 4, 2026 (except for items furnished under Item 7.01), March 2, 2026, March 4, 2026, April 7, 2026, and April 28, 2026 (except for items furnished under Item 7.01).

3.	The description of the Registrant’s common stock contained in Exhibit 4.23 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 24, 2026.

4.	The Registrant’s definitive proxy statement, filed with the SEC on March 18, 2026, as supplemented on April 16, 2026.

In addition, all documents subsequently filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement which indicate that all securities offered hereby have been sold or which deregister all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that the Registrant discloses under Items 2.02 or 7.01 of any Current Report on Form 8-K that it may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this Registration Statement.

Any statement, including financial statements, contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders or monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

The Amended and Restated Certificate of Incorporation of the Registrant, as amended, provides, to the fullest extent permitted by the DGCL and except as otherwise provided in its by-laws, no director of the Registrant shall be liable to it or its stockholders for monetary damages for breach of fiduciary duty owed to the Registrant or its stockholders and the Registrant shall indemnify its officers and directors. Furthermore, the Sixth Amended and Restated By-laws of the Registrant provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including involvement as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer or employee of the Registrant or a wholly owned subsidiary of the Registrant or, while a director or officer of the Registrant or a wholly owned subsidiary of the Registrant, is or was serving at the request of the Registrant or a wholly owned subsidiary of the Registrant as a director, officer, employee, partner, member, manager, trustee, fiduciary or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other entity or enterprise, including service with respect to an employee benefit plan (an “indemnitee”), shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the DGCL, against all expense, liability and loss (including attorneys’ fees, judgments, fines, excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee, partner, member, manager, trustee, fiduciary or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. This right of indemnification includes the Registrant’s obligation to provide an advance of expenses, although the indemnitee may be required to repay such an advance if there is a judicial determination that the indemnitee was not entitled to the indemnification.

The Sixth Amended and Restated By-laws of the Registrant also permits the Registrant to purchase and maintain insurance on its own behalf and on behalf of any other person who is or was a director, officer, employee or agent of the Registrant or a subsidiary of the Registrant or was serving at request of the Registrant or a subsidiary of the Registrant. The Registrant has purchased and maintains such insurance.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation, dated May 1, 2025 (incorporated by reference to Exhibit 3.1 to the Registrant's current report on Form 8-K filed on May 1, 2025).
4.2	Sixth Amended and Restated By-Laws (incorporated by reference to Exhibit 3.2 to the Registrant's current report on Form 8-K filed on December 2, 2022).
5.1	Opinion of White & Case LLP.*
10.1	NRG Energy, Inc. 2026 Long-Term Incentive Plan.*
23.1	Consent of KPMG LLP.*
23.2	Consent of White & Case LLP (included in Exhibit 5.1).*
24.1	Power of Attorney (included on signature page of this Registration Statement).*
107	Calculation of Filing Fee Table*

*            Filed herewith.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee” table, as applicable, in the effective registration statement; and

iii.	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

2.	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on April 30, 2026.

NRG ENERGY, INC.

By:	/s/ Robert J. Gaudette
Robert J. Gaudette President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby makes, constitutes and appoints Brian E. Curci and Christine A. Zoino, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, including post-effective amendments, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Robert J. Gaudette	President, Chief Executive Officer and Director (Principal Executive Officer)	April 30, 2026

/s/ Woo-Sung Chung	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 30, 2026

/s/ G. Alfred Spencer	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	April 30, 2026

/s/ Antonio Carrillo	Director	April 30, 2026

/s/ Matthew Carter, Jr.	Director	April 30, 2026

/s/ Heather Cox	Director	April 30, 2026

/s/ Elisabeth B. Donohue	Director	April 30, 2026

/s/ Marwan Fawaz	Director	April 30, 2026

/s/ Sanjay Kapoor	Director	April 30, 2026

/s/ Alexander Pourbaix	Director	April 30, 2026

/s/ Alexandra Pruner	Director	April 30, 2026

/s/ Marcie C. Zlotnik	Director	April 30, 2026